EXHIBIT 10.1

November 7, 2005


Richard M. Hassett, M.D.
3665 Randall Hall
Atlanta, GA  30327

Dear Rick:

It is my pleasure to confirm our promotional offer to you for the position of President and Chief Operating Officer of Matria Healthcare, Inc. ("Matria"), effective today. In this position, you will report to me.

Your initial base salary will be $13,846.15 (gross before deductions) per biweekly pay period. Future salary adjustments and assignment of job responsibilities shall be based upon individual and Company performance. You will be eligible for your first salary review in your new position on March 1, 2006. In accordance with Company policy, you will receive an automobile allowance in the gross amount of $1,500.00 per month.

You will continue to be eligible to participate in the applicable annual Matria Management Incentive Plan ("MIP") as in effect from time-to-time. Your annual target bonus amount will increase from forty percent (40%) to fifty-five percent (55%) of your base salary (as of each applicable calendar year end). Your participation in the 2005 MIP at the new and former levels will be on a pro-rated basis.

In connection with your promotion, Matria Healthcare, Inc.'s Stock Option Committee has approved a grant to you of a stock option to purchase 50,000 shares of Matria Common Stock. Such stock options will vest over a three-year period and otherwise will be subject to the standard terms and conditions of the applicable stock option plan. This grant will be effective on the date you assume your new position.

You will continue to accrue vacation benefits at the accrual rate of 1.66 days per month (20 days per annum).

If your employment with the Company is terminated by the Company for reasons other than "For Cause," you will be eligible for twelve (12) months of severance pay to commence on the effective date of such termination of employment. As used above, "For Cause" shall mean (A) your failure, neglect, or refusal, as determined by the reasonable judgment of the Company, to perform the duties of your position, which failure, neglect, or refusal has not been cured by you within thirty (30) days of receipt of written notice from the Company of such failure, neglect, or refusal and you have not at any time thereafter repeated such failure or failed to sustain such cure; (B) any intentional act by you that has the effect of injuring the reputation or business of the Company or any of its affiliates in any material respect; (C) your continued or repeated absence from the Company, unless such absence is (1) approved or excused by the chief executive officer of Matria or (2) is the result of your illness, disability, or incapacity (in which event (G) below shall control); (D) your use of illegal drugs or repeated drunkenness; (E) your arrest and/or conviction for the commission of a felony; (F) the commission by you of an act of fraud, deceit, material misrepresentation or embezzlement against the Company, or any of its affiliates; or (G) your disability, which shall mean your inability to perform the essential functions of your position, with or without reasonable accommodation by the Company, for an aggregate of one hundred twenty (120) days (whether or not consecutive) during any 12-month period during the course of your employment.

Richard M. Hassett
November 7, 2005
Page 2 of 2


In lieu of any benefit to which you may become entitled under the preceding paragraph, under certain circumstances, you will be entitled to the alternative benefits described in the Change In Control Severance Compensation and Restrictive Covenant Agreement attached as Exhibit A.

In your position, you will be allowed to attend Matria Board of Directors meetings during the portions of such meetings where other members of Executive Management are permitted to attend. At an appropriate time in the future, consideration will be given toward your appointment to the Company's Board of Directors.

In connection with your relocation from your former residence located in Boca Raton, Florida, should you elect to leave the employ of the Company within twelve (12) months following the completion of all relocation expenses (excluding tax offset), you are bound by the repayment arrangements defined in Section J, Repayment Agreement of Matria's Relocation Assistance Policy.

You will continue to be eligible to participate in the customary medical, dental, life insurance and long-term disability benefits generally offered to other employees in executive positions.

In the course of your employment, you may receive copies of Company policies and procedures in effect from time to time and agree to abide by same, realizing that changes can occur at any time and that such policies and procedures are not to be construed as a contract of employment. You will also be reimbursed for your reasonable business expenses in accordance with policy.

This offer is contingent upon your signing the Company's Confidentiality Agreement and Non-Competition Agreement attached hereto as Exhibits B and C, respectively. Please indicate your acceptance to the terms stated herein by signing the acceptance below and returning this letter, along with an executed original of the attached Agreements to me in the enclosed self-addressed envelope. Please retain a copy of the fully executed Agreements for your records. This offer supersedes the Letter Agreement dated October 27, 2004 between you and Diabetes Management Solutions, Inc.

Sincerely,


Parker H. Petit
Chairman of the Board and Chief Executive Officer

cc:      Thornton Kuntz

                                   ACCEPTANCE

         I have read and understand the foregoing which constitutes the entire and exclusive agreement between the Company and the undersigned and supersedes all prior or contemporaneous proposals, promises, understandings, representations, conditions, oral or written, relating to the subject matter of this agreement. I understand and agree that my employment is at-will and is subject to the terms and conditions contained herein.

--------------------------------------------------------------------------------
Richard M. Hassett                                        Date

                                    EXHIBIT A

                                CHANGE IN CONTROL
                             SEVERANCE COMPENSATION
                                       AND
                         RESTRICTIVE COVENANT AGREEMENT

         THIS SEVERANCE COMPENSATION AND RESTRICTIVE COVENANT AGREEMENT (the "Agreement") is dated as of November 7, 2005 between MATRIA HEALTHCARE, INC., a Delaware corporation (the "Company"), and RICHARD M. HASSETT, M.D. (the "Executive").

         WHEREAS, the Company, has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a Change in Control (as hereinafter defined) of the Company; and

         WHEREAS, the severance benefits payable by the Company to Executive as provided herein are in part intended to ensure that Executive receives reasonable compensation given the specific circumstances of Executive's employment history with the Company;

         NOW, THEREFORE, in consideration of their respective obligations to one another set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which the parties hereby acknowledge, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

         1.    Term. This Agreement shall terminate, except to the extent that
               ----
any obligation of the Company hereunder remains unpaid as of such time, upon the earliest of (i) the Date of Termination (as hereinafter defined) of the Executive's employment with the Company as a result of the Executive's death, Disability (as defined in Section 3(b)) or Retirement (as defined in Section 3(c)), by the Company for Cause (as defined in Section 3(d)) or by the Executive other than for Good Reason (as defined in Section 3(e)); and (ii) three years from the date of a Change in Control if the Executive's employment with the Company has not terminated as of such time.

         2.    Change in Control. For purposes of this Agreement, "Change in
               -----------------
Control" shall mean changes in the ownership of a corporation, changes in the effective control of a corporation, changes in ownership of a substantial portion of a corporations assets and a disposition of a substantial portion of a corporation's assets, all as defined below:

         (a) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of that corporation which, together with stock held by such person or group, represents more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock.

         (b) A change in the effective control of a corporation occurs on the date that either: any one person, or more than one person acting as a group becomes the beneficial owner of stock of the corporation possessing twenty-five percent (25%) or more of the total voting power of the stock of such corporation; or a majority of members of the corporation's board of directors is replaced during any 24 month period by directors whose appointment or election is not endorsed by at least two-thirds (2/3) of the members of the corporation's board of directors who were directors prior to the date of the appointment or election of the first of such new directors.

         (c) A change in the ownership of a substantial portion of a corporation's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. The transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred: to a shareholder of the corporation (immediately before the asset transfer) in exchange for such shareholder's capital stock of the corporation having a fair market value approximately equal to the fair market value of such assets; or to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

         (d) A disposition of a substantial portion of a corporation's assets occurs on the date that the corporation transfers assets by sale, lease, exchange, distribution to shareholders, assignment to creditors, foreclosure or otherwise, in a transaction or transactions not in the ordinary course of the corporation's business (or has made such transfers during the 12 month period ending on the date of the most recent transfer of assets) that have a total fair market value equal to or more than one-half (1/2) of the total fair market value of all of the assets of the corporation as of the date immediately prior to the first such transfer or transfers. The transfer of assets by a corporation is not treated as a disposition of a substantial portion of the corporation's assets if the assets are transferred to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the corporation.

For purposes of the provision of this Agreement defining "Change in Control,"
(i) references to the Company in this Agreement include the Delaware corporation known as Matria Healthcare, Inc. as of the date of execution of this Agreement, and any corporation which is the legal successor to such corporation by virtue of merger or share exchange; and (ii) the terms "person," "acting as a group" and "ownership" shall have the meanings prescribed in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder; provided, however, that in any merger, consolidation or share exchange in which less than fifty percent (50%) of the outstanding voting securities of the Company or its successor corporation are held by the former shareholders of the Company, the shareholders of the other parties to the transaction shall be deemed to have acted as a group that acquired ownership of more than fifty percent (50%) of the outstanding voting securities of the Company, resulting in a change in ownership under Section 2(a) above.

         3.    Termination Following Change in Control.
               ---------------------------------------

               (a)   General. If the Executive is still an employee of the
                     -------
Company at the time of a Change in Control, the Executive shall be entitled to the compensation and benefits provided in Section 4 upon the subsequent termination of the Executive's employment with the Company by the Executive or by the Company during the term of this Agreement, unless such termination is as a result of (i) the Executive's death; (ii) the Executive's Disability; (iii) the Executive's Retirement; (iv) the Executive's termination by the Company for Cause; or (v) the Executive's decision to terminate employment other than for Good Reason.

               (b)   Disability. The term "Disability" as used in this Agreement
                     ----------
shall mean termination of the Executive's employment by the Company as a result of the Executive's incapacity due to physical or mental illness, provided that the Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months and such absence shall have continued unabated for 30 days after Notice of Termination as described in Section 3(f) is thereafter given to the Executive by the Company.

               (c)   Retirement. The term "Retirement" as used in this
                     ----------
Agreement shall mean termination of the Executive's employment by the Company based on the Executive's having attained age 65 or such later retirement age as shall have been established pursuant to a written agreement between the Company and the Executive. Termination of Executive's employment at a time when Executive is eligible to receive benefits under the Company's Retirement Benefit Award or the Company's Protective Umbrella for Lifelong Security of Employees Program shall not constitute Retirement unless Executive shall have attained such age.

               (d)   Cause. The term "Cause" for purposes of this Agreement
                     -----
shall mean the Company's termination of the Executive's employment on the basis of criminal or civil fraud on the part of the Executive involving a material amount of funds of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the first sentence of this Section 3(d) and specifying the particulars thereof in detail. For purposes of this Agreement only, the preparation and filing of fictitious, false or misleading claims in connection with any federal, state or other third party medical reimbursement program, or any other violation of any rule or regulation in respect of any federal, state or other third party medical reimbursement program by the Company or any subsidiary of the Company shall not be deemed to constitute "criminal fraud" or "civil fraud."

               (e)   Good Reason. For purposes of this Agreement, "Good Reason"
                     -----------
shall mean any of the following actions taken by the Company without the Executive's express written consent:

                     (i) The assignment to the Executive by the Company of duties inconsistent with, or a material adverse alteration of the powers and functions associated with, the Executive's position, duties, responsibilities and status with the Company prior to a Change in Control, or an adverse change in the Executive's titles or offices as in effect prior to a Change in Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of his employment for Disability, Retirement or Cause or as a result of the Executive's death or by the Executive other than for Good Reason;

                     (ii) A reduction in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average annual percentage increase in base salary for all corporate officers of the Company effected in the preceding 36 months;

                     (iii) Any failure by the Company to continue in effect any benefit plan, program or arrangement (including, without limitation, any profit sharing plan, group annuity contract, group life insurance supplement, or medical, dental, accident and disability plans) in which the Executive was eligible to participate at the time of a Change in Control (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Benefit Plan, unless a comparable substitute Benefit Plan shall be made available to the Executive, or deprive the Executive of any fringe benefit enjoyed by the Executive at the time of a Change in Control;

                     (iv) Any failure by the Company to continue in effect any incentive plan or arrangement (including, without limitation, any bonus or contingent bonus arrangements and credits and the right to receive performance awards and similar incentive compensation benefits) in which the Executive is participating at the time of a Change in Control (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan, expressed as a percentage of his base salary, by more than five percentage points in any fiscal year as compared to the immediately preceding fiscal year, or any action to reduce Executive's bonuses under any Incentive Plan by more than 20% of the average annual bonus previously paid to Executive with respect to the preceding three fiscal years;

                     (v) Any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's stock incentive and long-term incentive plans, Employee Stock Purchase Plan and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating or has the right to participate in prior to a Change in Control (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan, unless a comparable substitute Securities Plan shall be made available to the Executive;

                     (vi) A relocation of the Company's principal executive offices to a location more than ten (10) miles outside of Marietta, Georgia, or the Executive's relocation to any place other than the Company's principal executive offices, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations immediately prior to a Change in Control;

                     (vii) Any failure by the Company to provide the Executive with the number of paid vacation days (or compensation therefor at termination of employment) accrued to the Executive through the Date of Termination;

                     (viii) Any material breach by the Company of any provision of this Agreement;

                     (ix) Any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company effected in accordance with the provisions of Section 7(a) hereof;

                     (x) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3(f), and for purposes of this Agreement, no such purported termination shall be effective; or

                     (xi) Any proposal or request by the Company after the Effective Date to require that the Executive enter into a non-competition agreement with the Company where the terms of such agreement as to its scope or duration are greater than the terms set forth in Section 5 hereof.

               (f)   Notice of Termination. Any termination of the Executive's
                     ---------------------
employment by the Company for a reason specified in Section 3(b), 3(c) or 3(d) shall be communicated to the Executive by a Notice of Termination prior to the effective date of the termination. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate whether such termination is for the reason set forth in Section 3(b), 3(c) or 3(d) and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no termination of the Executive's employment by the Company shall constitute a termination for Disability, Retirement or Cause unless such termination is preceded by a Notice of Termination.

               (g)   Date of Termination. "Date of Termination" shall mean (a)
                     -------------------
if the Executive's employment is terminated by the Company for Disability, 30 days after a Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period) or (b) if the Executive's employment is terminated by the Company or the Executive for any other reason, the date on which the Executive's termination is effective; provided that, if within 30 days after any Notice of Termination is given to the Executive by the Company the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         4.    Compensation and Benefits upon Termination of Employment.
               --------------------------------------------------------

               (a) If the Company shall terminate the Executive's employment after a Change in Control other than pursuant to Section 3(b), 3(c) or 3(d) and
Section 3(f), or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive, as severance compensation and in consideration of the Executive's adherence to the terms of Section 5 hereof, the following:

                     (1) On the Date of Termination, the Company shall become liable to the Executive for an amount equal to two times the Executive's annual base compensation on the date of the Change in Control, which amount shall be paid to the Executive in cash on or before the fifth day following the Date of Termination.

                     (2) For a period of two years following the Date of Termination, the Executive and anyone entitled to claim under or through the Executive shall be entitled to all benefits under the group hospitalization plan, health care plan, dental care plan, life or other insurance or death benefit plan, or other present or future similar group employee benefit plan or program of the Company for which key executives are eligible at the date of a Change in Control, to the same extent as if the Executive had continued to be an employee of the Company during such period and such benefits shall, to the extent not fully paid under any such plan or program, be paid by the Company.

                     (3) For the shorter of a period of one year after the Date of Termination or expiration of the lease term, Company shall allow the Executive to utilize for his business and personal use any Company leased automobile furnished to him immediately prior to the Change in Control and shall reimburse the Executive for the maintenance and repair costs of such automobile and extend full insurance coverage relating to such automobile in favor of the Executive, as additional named insured, during such period. In addition, the Executive shall be entitled, at the Executive's sole discretion, to exercise any option to acquire such automobile pursuant to the terms which may be provided in the lease agreement for the automobile in question. For the balance of the period of one year after the Date of Termination (or for the entire one-year period if Executive was not being furnished a leased automobile on the Date of Termination), the Company shall pay the Executive a car allowance (at the rate of $1,500 per month or at such higher rate as is in effect for Executive's position immediately prior to a Change in Control or the Date of Termination) and extend full insurance coverage for the Executive's primary automobile in favor of the Executive, as additional named insured, during such period.

               (b)   The parties hereto agree that the payments provided in
Section 4(a) hereof are reasonable compensation in light of the Executive's services rendered to the Company and in consideration of the Executive's adherence to the terms of Section 5 hereof. Neither party shall contest the payment of such benefits as constituting an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

In the event that the Executive becomes entitled to the compensation and benefits described in Section 4(a) hereof (the "Compensation Payments") and the Company has determined, based upon the advise of tax counsel selected by the Company's independent auditors and acceptable to the Executive, that, as a result of such Compensation Payments and any other benefits or payments required to be taken into account under Code Section 280G(b)(2) ("Parachute Payments"), any of such Parachute Payments must be reported by the Company as "excess parachute payments" and are therefore not deductible by the Company, the Company shall pay to the Executive at the time specified in Section 4(a) above an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any of the tax imposed on the Executive by
Section 4999 of the Code (the "Excise Tax") and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment, shall be equal to the Parachute Payments determined prior to the application of this paragraph. The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of Federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax payable by the Executive is subsequently determined to be less than the amount, if any, taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided for in Section 1274(b)(2)(B) of the Code ("Repayment Amount"). In the event that the Excise Tax payable by the Executive is determined to exceed the amount, if any, taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalty payable with respect to such excess) immediately prior to the time that the amount of such excess is required to be paid by Executive ("Additional Gross-up"), such that the net amount retained by the Executive, after deduction of any Excise Tax on the Parachute Payments and any Federal, state and local income tax and Excise Tax upon the Additional Gross-Up Payment, shall be equal to the Parachute Payments determined prior to the application of this paragraph. The obligation to pay any Repayment Amount or Additional Gross-up shall remain in effect under this Agreement for the entire period during which the Executive remains liable for the Excise Tax, including the period during which any applicable statute of limitation remains open.

               (c) The payments provided in Section 4(a) above shall be in lieu of any other severance compensation otherwise payable to Executive under any other agreement between Executive and the Company or the Company's established severance compensation policies; provided, however, that nothing in this Agreement shall affect or impair Executive's vested rights under any other employee benefit plan or policy of the Company.

               (d) Unless the Company determines that any Parachute Payments made hereunder must be reported as "excess parachute payments" in accordance with the third sentence of Section 4(b) above, neither party shall file any return taking the position that the payment of such benefits constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code. If the Internal Revenue Service proposes an assessment of Excise Tax against the Executive in excess of the amount, if any, taken into account at the time specified in Section 4(a), then, if the Company notifies Executive in writing that the Company elects to contest such assessment at its expense, unless the Executive waives the right to an Additional Gross-Up Payment, the Executive (i) shall in good faith cooperate with the Company in contesting such proposed assessment; and (ii) such Executive shall not settle such contest without the written consent of the Company. Any such contest shall be controlled by the Company, provided, however, that the Executive may participate in such contest.

         5.    Protective Covenants.
               --------------------

               (a)   Definitions.
                     -----------

               This Subsection sets forth the definition of certain capitalized terms used in Subsections (a) through (f) of this Section 5.

                     (i)    "Competing Business" shall mean a business (other
                             ------------------
than the Company) that, directly or through a controlled subsidiary or through an affiliate, (a) develops, markets and/or sells (other than at retail) lancets or lancing devices for sampling blood ("Competing Products"), and/or (b) provides obstetrical home care services, including, without limitation, programs for monitoring patients who are at risk of preterm delivery, programs for managing patients suffering from obstetrical hypertension or diabetes, infusion therapy services involving drugs to control preterm labor, nursing services and maternity management services for both low and high risk pregnancies, and/or (c) provides disease management services for diabetes, congestive heart failure, coronary artery disease, chronic obstructive pulmonary disease, asthma, cancer, pregnancy, depression, chronic pain or hepatitis C, including, without limitation, patient education, risk screening and stratification, case management and clinical services, or on-line health and wellness services ("Competing Services"). Notwithstanding the foregoing, no business shall be deemed a "Competing Business" unless, within at least one of the business's three most recently concluded fiscal years, that business, or a division of that business, derived more than twenty percent (20%) of its gross revenues or more than $2,000,000 in gross revenues from the development, marketing or sale of Competing Products and/or the provision of Competing Services.

                     (ii)   "Competitive Position" shall mean: (A) the
                             --------------------
Executive's direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (B) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between the Executive and any Competing Business where the Executive performs services for the Competing Business substantially similar to those the Executive performed for the Company, provided, however, that the Executive shall not be deemed to have a Competitive Position solely because of the Executive's services for a Competing Business that are not directly related to the sale of Competing Products or the provision of Competing Services, unless more than thirty-five percent (35%) of the gross revenues of the Competing Business are derived from the sale of Competing Products and/or the provision of Competing Services.

                     (iii)  "Covenant Period" shall mean the period of time from
                             ---------------
the date of this Agreement to the date that is two years after the Date of Termination.

                     (iv)   "Customers" shall mean actual customers, clients,
                             ---------
referral sources or managed care organizations or actively sought prospective customers, clients, referral sources or managed care organizations of the Company (A) during the one year prior to the date of this Agreement and (B) during the Covenant Period.

                     (v)    "Restricted Territory" shall mean the United States.
                             --------------------

               (b)   Limitation on Competition. In consideration of the
                     -------------------------
Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, anywhere within the Restricted Territory, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in conjunction with or in furtherance of a Competitive Position (other than action to reject an unsolicited offer of a Competitive Position).

               (c)   Limitation on Soliciting Customers. In consideration of the
                     ----------------------------------
Company's entering into this Agreement, the Executive agrees that during the Covenant Period, the Executive will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate on behalf of a Competing Business with which Executive has a Competitive Position any Customer located in the Restricted Territory (or any other Customer with which the Executive had any direct contact on behalf of the Company) for the purpose of providing the Customer or having the Customer provided with a Competing Product or Competing Service.

               (d)   Limitation on Soliciting Personnel or Other Parties. In
                     ---------------------------------------------------
consideration of the Company's entering into this Agreement, the Executive hereby agrees that he will not, without the prior written consent of the Company, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor, independent broker or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company.

               (e)   Acknowledgement. The parties acknowledge and agree that the
                     ---------------
Protective Covenants are reasonable as to time, scope and territory given the Company's need to protect its trade secrets and confidential business information and given the substantial payments and benefits to which the Executive may be entitled pursuant to this Agreement.

               (f)   Remedies. The parties acknowledge that any breach or
                     --------
threatened breach of a Protective Covenant by the Executive is reasonably likely to result in irreparable injury to the Company, and therefore, in addition to all remedies provided at law or in equity, the Executive agrees that the Company shall be entitled to a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant. If the Company seeks an injunction, the Executive waives any requirement that the Company post a bond or any other security.

         6.    No Obligation to Mitigate Damages; No Effect on Other Contractual
               -----------------------------------------------------------------
Rights.
------

               (a) All compensation and benefits provided to the Executive under this Agreement are in consideration of the Executive's services rendered to the Company and of the Executive's adhering to the terms set forth in Section 5 hereof and the Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

               (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

         7.    Successor to the Company.
               ------------------------

               (a) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid, including without limitation, the Surviving Company in the Merger. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in Sections 3, 4, 12 and 14 hereof shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

               (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or the designee or, if there be no such designee, to the Executive's estate.

         8.    Notice. For purposes of this Agreement, notices and all other
               ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, as follows:

               If to Company:
                       Matria Healthcare, Inc.
                       1850 Parkway Place, 12th Floor
                       Marietta, Georgia  30067
                       Attention:  General Counsel

               If to Executive:
                       Richard M. Hassett, M.D.
                       3665 Randall Hall
                       Atlanta, GA  30327

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         9.    Miscellaneous. No provisions of this Agreement may be modified,
               -------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         10.   Validity. The invalidity or unenforceability of any provisions of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         11.   Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         12.   Legal Fees and Expenses. The Company shall pay all legal fees,
               -----------------------
expenses and damages which the Executive may incur as a result of the Executive's instituting legal action to enforce his rights hereunder, or in the event the Company contests the validity, enforceability or the Executive's interpretation of, or determinations under, this Agreement. If the Executive is the prevailing party or recovers any damages in such legal action, the Executive shall be entitled to receive in addition thereto pre-judgment and post-judgment interest on the amount of such damages.

         13.   Severability; Modification. All provisions of this Agreement are
               --------------------------
severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, but such remaining provisions shall be interpreted and construed in such a manner as to carry out fully the intention of the parties. Should any judicial body interpreting this Agreement deem any provision of this Agreement to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the parties that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

         14.   Confidentiality. The Executive acknowledges that he has
               ---------------
previously entered into, and continues to be bound by the terms of, a Confidentiality and Non-Solicitation Agreement with the Company.

         15.   Agreement Not an Employment Contract. This Agreement shall not be
               ------------------------------------
deemed to constitute or be deemed ancillary to an employment contract between the Company and the Executive, and nothing herein shall be deemed to give the Executive the right to continue in the employ of the Company or to eliminate the right of the Company to discharge the Executive at any time.


         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                                       MATRIA HEALTHCARE, INC.


                                       By:
                                           -------------------------------------
                                           Its Chairman of the Board


                                       -----------------------------------------
                                       Richard M. Hassett, M.D.
                                       Executive

                                    EXHIBIT B

                 NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

          THIS AGREEMENT is made by and between Matria Healthcare, Inc., (the "Company") and Richard M. Hassett, M.D. ("Employee"). In consideration of the employment of the Employee and the salary and other remuneration and benefits paid by the Company to the Employee while Employee is employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree:

1.   Definitions.
     -----------

     a. "Business" means the business of providing disease management programs for diabetes, congestive heart failure, coronary artery disease, asthma, chronic obstructive pulmonary disease, cancer, pregnancy, depression, chronic pain, obesity and hepatitis C; providing obstetrical home care and maternity management services; providing health and wellness programs targeting weight loss, nutrition and diet, fitness, smoking cessation and stress management; and designing, manufacturing, assembling and/or distributing lancets and lancing devices.

     b. "Customer of Company" means any customer to which the Company provides the disease management services, obstetrical services, on-line health and wellness programs and medical devices, described in subsection 1a.

     c. "Material Contact" as used in Section 5 below means personal contact with a Customer of the Company in an effort to initiate, maintain or further a business relationship between Company and such Customer. "Material Contact" as used in Section 6 below means direct personal contact between Employee and another employee of the Company, its parent or other subsidiary of its parent in the performance of Employee's job duties on behalf of the Company.

     d. "Confidential Information" means information about the Company, its parent and the other subsidiaries of its parent and their respective Employees, Customers and/or patients which is not generally known outside of the applicable entity, which Employee learns of in connection with Employee's employment with the Company, and which would be useful to competitors of the applicable entity. Confidential Information includes, but is not limited to: (1) business and employment policies, marketing methods and the targets of those methods, bids, proposals, financial data, Customer lists, business plans, promotional materials and pricing; (2) the terms upon which the applicable entity obtains services from its service providers or products from its vendors; (3) the nature, origin, composition and development of the Company's services; (4) the way in which the applicable entity provides services to patients; (5) information provided by third parties which the Company has a duty to protect from disclosure, such as patient information; (6) personnel information;
          (7) information regarding technology used by the applicable entity in the business; and (8) clinical outcomes.

     e. "Trade Secrets" means Confidential Information which meets the additional requirements of the Uniform Trade Secrets Act or similar state law, as applicable.

2.   Employment. Employee agrees to faithfully perform the duties assigned to
     ----------
     Employee, and will not engage in any other employment or business activity while employed by Company which would interfere with Employee's full-time performance of Employee's duties for Company, or cause a conflict of interest. Employee covenants that Employee is not subject to any agreements with a prior employer restricting Employee's ability to work for Company. Employee further covenants that Employee does not possess any property or Confidential Information belonging to any prior employer for use on behalf of Company. Employee agrees to abide by all of the Company's policies and procedures, which may be amended from time to time.

3.   Duty of Confidentiality. Employee agrees that during employment with the
     -----------------------
     Company and for a period of three years following the end of that employment for any reason, Employee shall not directly or indirectly divulge or make use of any Confidential Information or Trade Secrets outside of employment with Company (so long as the information remains confidential) without prior written consent of the Company. Employee acknowledges that applicable law may impose longer duties of non-disclosure.

4.   Return of Property and Information. Employee agrees to return all of the
     ----------------------------------
     Company's property within seven days following the end of Employee's employment with the Company for any reason. Such property includes, but is not limited to, the original and any copy (regardless of the manner in which it is recorded) of all information provided by the Company to Employee or which Employee has developed or collected in the scope of Employee's employment, as well as all Company-issued equipment, vehicles, keys, devices, computers, cell phones, pagers, materials, documents, plans, records, notebooks, drawings, or papers. To the extent Employee maintains information belonging to Company in electronic form on any computers or other electronic devices owned by Employee, Employee agrees to delete all such information fully and finally within seven (7) days following the end of employment with Company for any reason, and, if requested by Company, to confirm the fact of such deletion in writing.

5.   Non-Solicitation Covenant. While employed by the Company and for a period
     -------------------------
     of twelve (12) months following the end of employment for any reason, Employee will not directly or indirectly solicit or attempt to solicit from any of the Customers with whom Employee had Material Contact during the last two years of Employee's employment with the Company any business in competition with the Business of the Company.

6.   Non-Recruitment of Company Employees. While employed by the Company, and
     ------------------------------------
     for a period of twelve (12) months following the end of employment for any reason, Employee will not directly or indirectly solicit or attempt to solicit any employee of the Company, its parent or other subsidiaries of its parent with whom Employee had Material Contact during the last two (2) years of Employee's employment with the Company for the purpose of encouraging, enticing, or causing said employee to terminate employment with the Company.

7.   Other Employment After Termination. Employee acknowledges and represents
     ----------------------------------
     that Employee has substantial experience and knowledge such that Employee can readily obtain subsequent employment which does not violate this Agreement.

8.   Choice of Law and Forum Selection. All provisions of this Agreement shall
     ---------------------------------
     be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws. Any lawsuit, claim, or other legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in the State of Georgia, and the Employee and the Company hereby submit to personal jurisdiction in the State of Georgia and to venue in such courts.

9.   Construction of Agreement. The covenants contained herein shall be presumed
     -------------------------
     to be enforceable, and any reading causing unenforceability shall yield to a construction permitting enforcement. If any single covenant or clause shall be found unenforceable, it shall be severed and the remaining covenants and clauses enforced in accordance with the tenor of the Agreement. In the event a court should determine not to enforce a covenant as written due to overbreadth, the parties specifically agree that said covenant shall be enforced to the extent reasonable, whether said revisions be in time, territory, or scope of prohibited activities.

10.  Successors. This Agreement shall be binding upon and inure to the benefit
     ----------
     of the Company and its successors and assigns and the Employee, Employee's heirs, executors and administrators.

11.  Entire Agreement and Modification. This Agreement represents the entire
     ---------------------------------
     understanding between Employee and the Company on the matters addressed herein and may not be modified, changed or altered by any promise or statement by the Company other than in writing signed by Employee and an authorized representative of Company. This Agreement supersedes and entirely replaces any other prior discussions, agreements, and understandings of every kind and nature, whether oral or in writing, between the parties with respect to the subject matters addressed herein. The waiver by the Company of a breach of any provision of this Agreement by any employee shall not be construed as a waiver of rights with respect to any subsequent breach by Employee.

12.  Injunctive Relief. Employee understands, acknowledges and agrees that in
     -----------------
     the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company shall suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to injunctive relief from the federal or state courts located in the State of Georgia enjoining said breach or threatened breach. The existence of any claim or cause of action by Employee against the Company, including any dispute relating to the termination of this Agreement, shall not constitute a defense to enforcement of the covenants and promises contained herein by injunction. Employee further acknowledged that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

     Employee has carefully read and understands the provisions of this Agreement, and understands that he or she has the right to seek independent advice prior to signing the Agreement. Nothing contained in this Agreement creates a contractual right to employment for a definite term, and either party may terminate the employment subject to this Agreement with or without cause at any time, and for any reason, including no reason.


Executed this_____________day of____________________________, ___________.
                 (day)                     (month)               (year)

                                             Matria Healthcare, Inc.
---------------------------------------
Richard M. Hassett, M.D.

                                                  ------------------------------
                                             By:  Thornton A. Kuntz, Jr.
---------------------------------------           Vice President, Administration
(Print Name)

                                    EXHIBIT C

                            NON-COMPETITION AGREEMENT

         THIS AGREEMENT is made by and between Matria Healthcare, Inc., (the "Company") and Richard M. Hassett, M.D. ("Employee"). In consideration of the employment of the Employee and the salary and other remuneration and benefits paid by the Company to the Employee while Employee is employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree:

                               1. NON-COMPETITION
                                  ---------------

(a) The Employee agrees that the Company is engaged in the highly competitive business of providing disease management programs for diabetes, congestive heart failure, coronary heart disease, asthma, chronic obstructive pulmonary disease, cancer, pregnancy, depression, chronic pain, obesity and hepatitis C; providing obstetrical home care and maternity management services; providing health and wellness programs targeting weight loss, nutrition and diet, fitness, smoking cessation and stress management; and designing, manufacturing, assembling and/or distributing lancets and lancing devices (the "Business"). Employee is responsible for managing and supporting the Company's operations, sales and marketing, strategic intiatives and business development for the Business throughout the 48 contiguous states of the continental United States. The Employee agrees that, due to Employee's position, Employee's engaging in any business which is competitive with the Business will cause the Company great and irreparable harm.

(b) The Employee agrees that Employee's work for the Company will bring Employee into close contact with many of the Company's customers, trade secrets and confidential and proprietary information. The Employee further agrees that the covenants in subsection 1(d) of this Agreement are reasonable and necessary to protect the Company's legitimate business interests in its customer relationships, trade secrets and proprietary and confidential information. The Employee agrees that the Employee would inevitably disclose the Company's confidential information and trade secrets if he were to violate subsection 1(d).

(c) The Employee agrees that while employed by the Company, Employee will faithfully devote Employee's best efforts to advance the interests of the Company and will not directly or indirectly, on Employee's own behalf or another's behalf, engage in any manner in any business of the type described in subsection 1(a) other than as an employee of the Company.

(d) The Employee agrees that, for one (1) year after the cessation of employment with the Company, the Employee will not, directly or indirectly, perform the same or substantially the same job duties described in subsection 1(a) on behalf of any business that competes with the Business of the Company. Subsection 1(d) is limited to the following geographic area: the 48 contiguous states of the continental United States.

                                2. SEVERABILITY
                                   ------------

     If any part or provision in this Agreement is determined to be in violation of any law, rule or regulation or otherwise unenforceable, such determination shall not affect the validity of any other part or provision of this Agreement, but such other parts or provisions shall remain in full force and effect. Each provision, paragraph, and subparagraph of this Agreement is severable from every other provision, paragraph and subparagraph and constitutes a separate and distinct covenant. If a court concludes that any provision, paragraph or subparagraph of this Agreement is overbroad or unenforceable for any reason, the court may modify that provision, paragraph or subparagraph to the minimum extent necessary and then enforce it as modified. The covenants in this Agreement are independent of any other rights or obligations between the parties, and any dispute between the parties as to any such right or obligations shall not delay, preclude or otherwise limit the enforcement of any rights or obligations in this Agreement.

                                  3. SUCCESSORS
                                     ----------

     This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee, Employee's heirs, executors and administrators.

                              4. INJUNCTIVE RELIEF
                                 -----------------

     The Employee understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in this Agreement, the Company shall suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to injunctive relief from the courts enjoining said breach or threatened breach. The Employee further acknowledges that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

                              5. WAIVER OF BREACH
                                 ----------------

     The Company's waiver of a breach of any provision of this Agreement by the Employee does not waive any subsequent breach by the Employee, nor does the Company's failure to take action against any other employee for similar breaches operate as a waiver by the Company of a breach.

                      6. ENTIRE AGREEMENT AND MODIFICATION
                         ---------------------------------

     This Agreement represents the entire understanding between Employee and the Company on the matters addressed herein and may not be modified, changed or altered by any promise or statement by the Company other than in writing signed by Employee and an authorized representative of Company. This Agreement supersedes and entirely replaces any other all prior discussions, agreements, and understandings of every kind and nature, whether oral or in writing, between the parties with respect to the subject matters addressed herein. The waiver by the Company of a breach of any provision of this Agreement by any employee shall not be construed as a waiver of rights with respect to any subsequent breach by Employee.

                      7. CHOICE OF LAW AND FORUM SELECTION
                         ---------------------------------

     All provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. Any lawsuit, claim, or other legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in the State of Delaware, and the Employee and the Company hereby submit to personal jurisdiction in the State of Delaware and to venue in such courts.

                              8. FUTURE EMPLOYMENT
                                 -----------------

     For so long as the restricted periods in the covenants in this Agreement remain in effect, Employee shall provide any employers or prospective employers with a copy of this Agreement. For so long as the restricted periods in the covenants in this Agreement remain in effect, the Employee also expressly consents to the Company providing a copy of this Agreement to any of the Employee's future employers.

     The parties hereto have duly executed this Agreement on the date identified below.

     Employee has carefully read and understands the provisions of this Agreement and has sought independent legal advice at his own expense prior to signing this Agreement. Nothing contained in this Agreement creates a contractual right to continued employment for a definite term, and either Party may terminate the Employee's employment with the Company at any time and for any reason. Employee represents and warrants that Employee has entered into this Agreement voluntarily and after consulting with whomsoever Employee wished.

Executed this ___________day of _________________________, 20______.
                 (day)                 (month)               (year)

                                            Matria Healthcare, Inc.
-------------------------------
Richard M. Hassett, M.D.
                                                 -------------------------------
-------------------------------             By:  Thornton A. Kuntz, Jr.
(Print Name)                                     Vice President, Administration